Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1/A of our reports dated December 7, 2009, except for the Notes 26(b), (c), (d), (e), (f), (g), (h), (i) and (j) which are as of February 19, 2010, relating to the financial statements of Redgate Media Group; dated December 7, 2009 relating to the financial statements of Shanghai Yarun Culture Communications Company Limited; dated September 21, 2009, except for the Note 12 (c), which is as of January 13, 2010, relating to the financial statements of Beijing Yanhuang Shengshi Advertising Company Limited; and dated September 21, 2009 relating to the financial statements of Shanghai Dianguang Media Broadcasting Company Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
March 15, 2010